Exhibit (a)(1)(iii)

NOTICE OF GUARANTEED DELIVERY

Offer to Exchange

Zero-Coupon Convertible Debentures due 2033
for any and all outstanding
Zero-Coupon Convertible Debentures due 2033
(CUSIP Nos. 459902AK8 and 459902AL6)
of
International Game Technology

Pursuant to, and subject to the terms and conditions described in, the Offering Memorandum dated February 8, 2006

        You must use this form, or a form substantially equivalent to this form, to accept the offer (the "Exchange Offer") of International Game Technology ("IGT") made pursuant to the offering memorandum dated February 8, 2006 (as may be amended and supplemented from time to time, the "Offering Memorandum") if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach The Bank of New York Trust Company, N.A., as exchange agent (the "Exchange Agent"), prior to 5:00 p.m., New York City time, on March 9, 2006 unless extended or earlier terminated by us (the "Expiration Date").

        This form may be delivered or transmitted by facsimile transmission, mail or hand delivery to the Exchange Agent as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender outstanding Zero-Coupon Convertible Debentures due 2033 of IGT (the "Old Debentures") pursuant to the Exchange Offer, a Letter of Transmittal (or facsimile thereof) or an electronic confirmation pursuant to The Depository Trust Company's Automated Tender Offer program system, with any required signature guarantees and any other required documents must also be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date.

The Exchange Agent for the Exchange Offer is:

THE BANK OF NEW YORK
By Facsimile: (212) 298-1915 Attention: Evangeline Gonzales Reorganization Unit Confirm by Telephone: (212) 815-3738	By Registered or Certified Mail: The Bank of New York Corporate Trust Operation Reorganization Unit 101 Barclay Street – 7 East New York, NY 10286 Attention: Evangeline Gonzales	By Hand or Overnight Delivery: The Bank of New York Corporate Trust Operation Reorganization Unit 101 Barclay Street – 7 East New York, NY 10286 Attention: Evangeline Gonzales

        DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

        THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

        Upon the terms and conditions set forth in the Offering Memorandum and the accompanying Letter of Transmittal, the undersigned hereby tenders to IGT the principal amount at maturity of Old Debentures set forth below pursuant to the guaranteed delivery procedure described in "The Exchange Offer—Guaranteed Delivery Procedures" section of the Offering Memorandum.

        The undersigned understands that tenders of Old Debentures will be accepted only in authorized denominations. The undersigned understands that tenders of Old Debentures pursuant to the Exchange Offer may not be withdrawn after 5:00 p.m., New York time, on the Expiration Date. Tenders of Old Debentures may be withdrawn as provided in the Offering Memorandum.

DESCRIPTION OF RESTRICTED OLD DEBENTURES (CUSIP NO. 459902AK8)

Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank)	Certificate Number(s)/Account Number(s)*	Aggregate Principal Amount at Maturity of Old Debentures	Principal Amount at Maturity Tendered**

Total

*	For book-entry to The Depository Trust Company, please provide account number.
**	Unless otherwise indicated in this column, a holder will be deemed to have tendered ALL of the Old Debentures represented by the debentures indicated by column 2. Old Debentures tendered hereby must be in denominations of principal amount at maturity of $1,000 or any integral multiple thereof. See Instruction 1 of the Letter of Transmittal.

DESCRIPTION OF UNRESTRICTED OLD DEBENTURES (CUSIP NO. 459902AL6)

Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank)	Certificate Number(s)/Account Number(s)*	Aggregate Principal Amount at Maturity of Old Debentures	Principal Amount at Maturity Tendered**

Total

*	For book-entry to The Depository Trust Company, please provide account number.
**	Unless otherwise indicated in this column, a holder will be deemed to have tendered ALL of the Old Debentures represented by the debentures indicated by column 2. Old Debentures tendered hereby must be in denominations of principal amount at maturity of $1,000 or any integral multiple thereof. See Instruction 1 of the Letter of Transmittal.

        All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, executors, personal representatives, administrators, trustees in bankruptcy, successors and assigns of the undersigned.

  PLEASE SIGN HERE

X
X
Signature(s) of Owner(s) or Authorized Signatory	Date
Area Code and Telephone Number:

  Must be signed by the holder(s) of Old Debentures as their name(s) appear(s) on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below:

  Please print name(s) and address(es):

Name(s):

Capacity:
Address(es):

DO NOT SEND OLD DEBENTURES WITH THE FORM. OLD DEBENTURES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.